Exhibit 99.4

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS TO

MONMOUTH CAPITAL CORPORATION

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

(UNAUDITED)

CONTENTS

Consolidated Balance Sheets	2-3

Consolidated Statements of Income	4

Consolidated Statements of Cash Flow	5

Notes to Consolidated Financial Statements	6-13

MONMOUTH CAPITAL CORPORATION

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

ASSETS	June 30, 2007	December 31, 2006

Real Estate Investments:
Land	$15,974,369	$14,324,369
Buildings, Improvements, Construction in Progress and Equipment, net of accumulated depreciation of $4,121,429 and $3,425,056, respectively	56,658,815	. 46,847,042
Total Real Estate Investments	72,633,184	61,171,411

Cash and Cash Equivalents	1,353,323	1,659,330
Restricted Cash	509,000	350,000
Securities Available for Sale, at Fair Value	4,221,286	8,205,110
Tenant and Other Receivables	20,246	68,117
Deferred Rent Receivable	134,748	122,963
Loans Receivable, net of allowance for losses of $9,542 and $9,542, respectively	548,666	617,476
Inventory	21,805	56,615
Prepaid Expenses and Other Assets	562,174	276,800
Financing Costs, net of accumulated amortization of $438,659 and $366,693, respectively	1,435,540	1,090,259
Leasing costs, net of accumulated amortization of $146,251 and $123,433, respectively	375,557	398,375
Intangible Assets, net of accumulated amortization of $346,337 and $225,092, respectively	2,151,163	1,725,908

TOTAL ASSETS	$83,966,692	$75,742,364

-UNAUDITED-

See Notes to the Consolidated Financial Statements

MONMOUTH CAPITAL CORPORATION

CONSOLIDATED BALANCE SHEETS (CONT’D.)

AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

	June 30, 2007	December 31, 2006

LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgages Payable	$37,225,519	$29,852,441
Convertible Subordinated Debentures, due 2013	5,270,000	5,270,000
Convertible Subordinated Debentures, due 2015	10,220,000	10,220,000
Loans Payable	5,863,223	4,902,039
Accounts Payable and Accrued Expenses	635,724	405,576
Other Liabilities	407,219	102,950

Total Liabilities	59,621,685	50,753,006

Minority Interest	3,082,217	3,081,041

Shareholders' Equity:
Common Stock par value $1.00 per share; authorized 10,000,000 shares; issued and outstanding 5,786,191 and 5,643,796 shares respectively	5,786,191	5,643,796
Additional Paid-In Capital	19,819,465	19,215,250
Accumulated Other Comprehensive Income (Loss)	(123,796)	603,804
Distributions in Excess of Net Earnings	(4,219,070)	(3,554,533)

Total Shareholders' Equity	21,262,790	21,908,317

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$83,966,682	$75,742,364

-UNAUDITED-

See Notes to the Consolidated Financial Statements

MONMOUTH CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2007 AND 2006

	Three Months Ended		Six Months Ended
	6/30/07	6/30/06	6/30/07	6/30/06
Income:
Rental Income & Reimbursements	$1,825,134	$1,552,824	$3,520,311	$2,977,873
Interest and Dividend Income	120,741	179,987	279,144	361,762
Sales of Manufactured Homes	-0-	20,396	-0-	20,396
Gain on Securities Transactions, net	27,624	67,083	651,682	223,677
Other Income	-0-	6,126	-0-	6,126
Total Income	1,973,499	1,826,416	4,451,137	3,589,834

Expenses:
Cost of Sales of Manufactured Homes	-0-	21,289	-0-	21,289
Operating Expenses	159,383	125,240	324,261	249,552
Real Estate Taxes	158,330	137,189	342,066	230,864
General and Administrative Expense	239,381	199,265	476,268	413,992
Interest Expense	865,528	786,772	1,698,394	1,557,317
Depreciation	316,078	305,532	696,373	605,815
Total Expenses	1,738,700	1,575,287	3,537,362	3,078,829

Income Before Minority Interest	234,799	251,129	913,775	511,005

Minority Interest	89,754	76,611	143,901	136,741

NET INCOME	$145,045	$174,518	$769,874	$374,264

NET INCOME PER SHARE - BASIC AND DILUTED
Basic	$.03	$.03	$.13	$.08
Diluted	$.03	$.03	$.13	$.08

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	5,744,727	5,066,987	5,717,228	4,911,805
DILUTED	5,772,293	5,091,969	5,742,405	4,937,285

-UNAUDITED-

See Notes to Consolidated Financial Statement

MONMOUTH CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

 FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$769,874	$374,264
Adjustments to reconcile net income to net cash provided by operating activities:
Income Allocated to Minority Interest	143,901	136,741
Depreciation and Amortization	912,402	804,540
Stock Based Compensation Expense	16,400	26,650
Gain on Securities Transactions, net	(651,682)	(223,677)
Changes In Operating Assets and Liabilities:
Deferred Rent and Tenant & Other Receivables	36,086	64,453
Inventory	34,810	21,289
Prepaid Expenses and Other Assets	(285,374)	(116,673)
Accounts Payable and Accrued Expenses	230,148	(86,558)
Other Liabilities	304,269	166,499
Net Cash Provided by Operating Activities	1,510,834	1,167,528

CASH FLOWS FROM INVESTING ACTIVITIES:
Collections and Other Decreases in Loans Receivable	68,810	162,961
Purchase of Securities Available for Sale	-0-	(688,244)
Proceeds from Sales and Other Decreases in Securities Available for Sale	3,906,425	1,308,621
Increase in Construction in Progress	(1,245,363)	(1,254,887)
Purchase of Real Estate and Intangible Assets	(11,459,283)	(326,102)
Net Cash Provided by (Used in) Investing Activities	(8,727,930)	(797,651)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Increase (Decrease) in Loans Payable	961,184	(760,998)
Increase in Restricted Cash	(159,000)	-0-
Proceeds from Mortgages	8,018,054	-0-
Principal Payments on Mortgages	(644,976)	(545,121)
Payment of Financing Costs	(417,247)	-0-
Decrease in Minority Interest	(142,725)	(105,234)
Proceeds from Exercise of Stock Options	29,000	-0-
Proceeds from the Issuance of Common Stock	429,834	3,049,005
Dividends Paid, net of reinvestments	(1,163,035)	(1,010,076)
Net Cash Provided by Financing Activities	6,911,089	627,576

Net Increase in Cash	(306,007)	997,453
Cash at Beginning of Period	1,659,330	1,739,991
Cash at End of Period	$1,353,323	$2,737,444

-UNAUDITED-

See Notes to the Consolidated Financial Statements

MONMOUTH CAPITAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

NOTE 1 – ORGANIZATION AND ACCOUNTING POLICY

The interim consolidated financial statements furnished herein reflect all adjustments which were, in the opinion of management, necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2007 and for all periods presented.   All adjustments made in the interim period were of a normal recurring nature.    Certain footnote disclosures which would substantially duplicate the disclosures contained in the audited financial statements and notes thereto included in the Annual Report of Monmouth Capital Corporation (the Company or MCC) for the year ended December 31, 2006 have been omitted.

The Company has elected to be taxed as a real estate investment trust (REIT).  As a REIT, the Company would not be taxed on the portion of its income which is distributed to shareholders, provided it meets certain requirements.

Certain reclassifications have been made to the financial statements for the prior period to conform to the current period presentation.

On March 26, 2007, the Company entered into an Agreement and Plan of Merger (the Merger Agreement), by and among the Company, Monmouth Real Estate Investment Corporation (MREIC), and a subsidiary of MREIC, pursuant to which the Company agreed to merge with a subsidiary of MREIC (the Merger).  The Merger was approved by the shareholders of the Company and MREIC on July 26, 2007 and closed on July 31, 2007.  As a result of the Merger, the Company became a wholly-owned subsidiary of MREIC, each of the Company’s outstanding common shares was exchanged for .655 shares of MREIC’s common stock and each outstanding option to purchase the Company’s common shares became exercisable for a number of shares of MREIC common stock equal to the number of the Company’s common shares subject to the option immediately before the effective time of the merger multiplied by 0.655 (rounded down to the nearest whole share), at an exercise price per share of MREIC common stock equal to the exercise price of the stock option immediately before the effective time of the merger divided by 0.655 (rounded up to the nearest whole cent).  Effective as of the close of business on July 31, 2007, the Company’s common shares ceased trading on the NASDAQ Global Market.

Employee Stock Options

The Company accounts for stock options in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R).  The Company has selected the prospective method of adoption under the provisions of SFAS No. 148, “Accounting for Stock Based Compensation, Transition and Disclosure”.  SFAS 123R requires that compensation cost for all stock awards be calculated and amortized over the service period (generally equal to the vesting period).  This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date.

Compensation costs, which have been determined consistent with SFAS No. 123R, were $8,200 and $13,325 for the three months ended June 30, 2007 and 2006, respectively.  Compensation costs were $16,400 and $26,650 for the six months ended June 30, 2007 and 2006, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighed-average assumptions used for grants in the following years: (no options were granted in 2006):

	2007	2005

Dividend yield	9.49%	8.77%
Expected volatility	25.43%	30.18%
Risk-free interest rate	4.76%	4.73%
Expected lives	8	8

The weighted-average fair value of options granted during the six months ended June 30, 2007 was $0.40.

During the six months ended June 30, 2007, the following stock options were granted:

Date of Grant	Number of Employees	Number of Shares	Option Price	Expiration Date

1/22/07	11	82,000	$5.27	1/22/15

During the six months ended June 30, 2007, two employees exercised their stock options and purchased 10,000 shares for a total of $29,000.  As of June 30, 2007, there were options outstanding to purchase 214,000 shares and 586,000 shares were available for grant under the Company’s 2004 Stock Option Plan.

The Merger was consummated on July 31, 2007 and each outstanding option to purchase MCC shares became exercisable for a number of shares of MREIC common stock equal to the number of MCC common shares subject to such option immediately before the Merger multiplied by the Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of MREIC common stock equal to the exercise price of such stock option immediately before the Merger divided by the Exchange Ratio (rounded up to the nearest whole cent).

NOTE 2 – NET INCOME PER SHARE AND COMPREHENSIVE INCOME

Basic net income per share is calculated by dividing net income by the weighted-average number of common shares outstanding during the period.  Diluted net income per share is calculated by dividing net income plus interest expense related to the Company’s Convertible Subordinated Debentures due 2013 and 2015 (the Debentures) by the weighted-average number of common shares outstanding plus the weighted-average number of shares that would be issued upon exercise of stock options pursuant to the treasury stock method, plus the number of shares resulting from the possible conversion of the Debentures.

Diluted net income per share was calculated as follows:

	Three Months 6/30/07	Three Months 6/30/06	Six Months 6/30/07	Six Months 6/30/06

Net Income	$145,045	$174,518	$769,874	$374,264
Interest expense related to the Debentures	-0-	-0-	-0-	-0-
Net Income for Diluted Net Income per Share	$145,045	$174,518	$769,874	$374,264

Weighted-Average Shares Outstanding	5,744,727	5,066,987	5,717,228	4,911,805
Shares of common stock related to the potential conversion of stock options	27,556	24,982	25,177	25,480
Shares of common stock related to the potential conversion of the Debentures	-0-	-0-	-0-	-0-
Diluted Weighted-Average Shares Outstanding	5,772,293	5,091,969	5,742,405	4,937,285

Diluted Net Income Per Share	$.03	$.03	$.13	$.08

Interest expense relating to the Company’s Debentures totaling $309,800 and $315,800 for the three months ended June 30, 2007 and 2006, respectively and $619,600 and $631,800 for the six months ended June 30, 2007 and 2006, respectively and common stock relating to the potential conversion of the Company’s Debentures totaling 2,241,000 and 2,276,000 common shares for the three and six months ended June 30, 2007 and 2006, respectively, were excluded from the computation due to their antidilutive effect.

The following table sets forth the components of the Company's comprehensive income:

	Three Months 6/30/07	Three Months 6/30/06	Six Months 6/30/07	Six Months 6/30/06

Net Income	$145,045	$174,518	$769,874	$374,264
Other Comprehensive Income, net of tax Unrealized holding gains (losses) arising during the period	(174,824)	(171,590)	(727,600)	57,396
Comprehensive Income (Loss)	($29,779)	$2,928	$42,274	$431,660

NOTE 3 – REAL ESTATE INVESTMENTS

On March 22, 2007, the Company purchased an 84,400 square foot industrial building in Bedford Heights, Ohio.  The building is 100% net-leased to Federal Express Corporation (FDX) through August 31, 2013.  The purchase price including closing costs was approximately $6,200,000.  The Company obtained a mortgage of $4,000,000 at a fixed interest rate of 5.96%, which matures March 2017, and obtained approximately $2,240,000 from its margin loan to finance the acquisition.  Management estimated that the value allocated to the lease in place at purchase was approximately $346,500.

During the fourth quarter of 2006, Wheeling Partners, LLC, began an expansion of the industrial building in Wheeling, Illinois, leased to FedEx Ground Package System.  The Company owns a 63% equity interest in Wheeling Partners, LLC.  The building will be expanded from 107,160 square feet to 123,000 square feet at an estimated construction cost of approximately $1,500,000.  As of June 30, 2007, total costs incurred were $1,490,711.  These costs are included as construction in progress in Real Estate Investments.  The expansion is expected be completed during 2007.  Upon completion, the lease will be extended and the annual rent will increase from $1,019,052 ($9.51 psf) to $1,208,406 ($9.82 psf).

On June 6, 2007, the Company purchased a 65,067 square foot industrial building in Kansas City, Missouri.  The building is 100% net-leased to Kellogg Sales Company through July 31, 2012.  The purchase price including closing costs was approximately $4,700,000.  The Company obtained a short-term loan from Two River Community Bank (Two River) of $4,475,000 at the Wall Street Journal Prime rate, which is currently 8.25%.  The industrial building is held as collateral for the short-term loan as well as an assignment of the Company’s deposit account with an approximate balance of $509,000.  This amount is presented as Restricted Cash on the balance sheet.  Management expects to close on a permanent mortgage on the property in July 2007.  Management estimated that the value allocated to the lease in place at purchase was approximately $200,000.

The Company has a concentration of FDX and FDX subsidiary-leased properties.  The percentage of FDX leased square footage to the total of the Company’s rental space was 58% as of June 30, 2007.   Annualized rental income and occupancy charges from FDX and FDX subsidiaries are estimated to be approximately 61% of total estimated rental and occupancy charges for fiscal 2007.

NOTE 4 – SECURITIES AVAILABLE FOR SALE AND DERIVATIVE INSTRUMENTS

During the six months ended June 30, 2007 the Company sold or redeemed securities available for sale with original cost of $3,256,224, recognizing a gain on sale of $658,121.

During the six months ended June 30, 2007, the Company invested in futures contracts of ten-year treasury notes with a notional amount of $5,000,000, with the objective of reducing the risk of rolling over the Company’s fixed rate mortgages at higher interest rates and the exposure of the preferred equity and debt securities portfolio to interest rate fluctuations.  Changes in the market value of these derivatives have been recorded in gain (loss) on securities transactions, net with corresponding amounts recorded in other assets or other liabilities on the balance sheet.  The Company closed out its futures contracts in April 2007.  During the six months ended June 30, 2007, the Company recorded a realized loss on settled futures contracts of $6,439, which is included in gain on securities transactions, net.

NOTE 5 – PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets consist of the following as of June 30, 2007 and December 31, 2006:

	June 30,	December 31,
	2007	2006

Prepaid expenses	$174,189	$48,280
Deposits and pre-acquisition costs	72,503	137,504
Deferred Merger costs	315,482	-0-
Unrealized gain on open futures contracts	-0-	91,016
Total	$562,174	$276,800

NOTE 6 - DEBT

On April 11, 2007, the Company closed on a mortgage of $3,200,000 on the Chattanooga, Tennessee property.  The proceeds were used to repay the short-term note with Two River of $4,087,000, which was due December 8, 2007.  The interest rate on the new mortgage is fixed at 5.96% and matures in April 2022.

The Company originated a $4,475,000 short-term loan with Two River in connection with the purchase of the industrial building in Kansas City, Missouri on June 5, 2007, as described under Real Estate Investments.

One of the Company’s subsidiaries, Palmer Terrace Realty Associates, LLC (Palmer Terrace), refinanced the property in Carlstadt, New Jersey and obtained a second mortgage of $818,054, at a fixed interest rate of 5.95%.  This mortgage is due May 2027 and is secured by the 59,400 square foot industrial property leased through March 31, 2014, by Macy’s East, Inc.   The first mortgage has an outstanding principal balance of $1,978,476, at an interest rate of 7.75%, due in 2027.  The Company owns 51% of Palmer Terrace.

NOTE 7 – SHAREHOLDER’S EQUITY

During the six months ended June 30, 2007, the Company received $429,834 from the Dividend Reinvestment and Stock Purchase Plan (DRIP).  There were 113,395 shares of common stock issued, resulting in 5,786,191 shares outstanding.  Two participants exercised options to purchase 10,000 shares of common stock for total proceeds of $29,000 during the six months ended June 30, 2007.

The Company paid on June 15, 2007, a dividend of $.25 per share to shareholders of record as of May 15, 2007 which totaled $1,434,411.  Of this amount, $271,376 was reinvested through the DRIP.

In connection with the execution of the Merger Agreement, the Company modified its DRIP to no longer accept any cash investments after March 27, 2007.  In addition, the Company did not allow any additional participants to enroll in the DRIP, nor did it allow current participants to elect dividend reinvestment.  Those participants that had already elected dividend reinvestment as of March 27, 2007, were permitted to reinvest the June 15, 2007 dividend in common shares of the Company. Dividends declared subsequent to June 15, 2007, if any, would be paid in cash.

On July 31, 2007, the Merger was consummated and each outstanding common share of MCC was converted to .655 common shares of MREIC.

NOTE 8 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest and taxes during the six months ended June 30, 2007 and 2006 was as follows:

	2007	2006

Interest	1,754,379	$1,557,314
Taxes	12,648	34,289

During the six months ended June 30, 2007 and 2006, the Company repossessed the collateral for loans receivable of $-0- and $21,074, respectively, and placed the collateral into inventory.

During the six months ended June 30, 2007 and 2006, the Company had dividend reinvestments of $271,376 and $272,524, respectively, which required no cash transfers.

NOTE 9 – CONTINGENCIES AND COMMITMENTS

The Company is subject to claims and litigation in the ordinary course of business.  Management does not believe that any such claim or litigation will have a material adverse effect on the consolidated balance sheet or results of operations.

NOTE 10 – SUBSEQUENT EVENTS

On July 27, 2007, the Company closed on a mortgage of $3,250,000 on the Kansas City, Missouri industrial property.  The proceeds from the mortgage plus funds from the Company’s margin loan were used to repay the short-term loan from Two River with an outstanding balance of $4,475,000 as of June 30, 2007.

On July 26, 2007, the shareholders of the Company and MREIC voted to approve the Merger Agreement.  The Merger closed on July, 31, 2007 and the shares of stock of the Company were exchanged for .655 common shares of MREIC.  As of the closing of the Merger, MCC’s common shares are no longer traded on NASDAQ Global Market.